Execution Version

AMENDMENT NO. 1

TO
6% SUBORDINATED CONVERTIBLE UNSECURED PROMISSORY NOTE

This Amendment No. 1 to 6% Subordinated Convertible Unsecured Promissory Note (this "Amendment") is entered into on May 24, 2021 and made effective as of June 1, 2021, by and among IntelGenx Technologies Corp., a Delaware corporation (the "Company"), and the Investors.

RECITALS

WHEREAS, the Company has issued to each Investor a 6% Subordinated Convertible Unsecured Promissory Note on May 8, 2018 (each, a "Note" and collectively, the "Notes").

WHEREAS, pursuant to Section 9(b) of the Notes, any provision of the Notes may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of the Notes without Investor's written consent, or (ii) reduce the rate of interest of the Notes without Investor's written consent; and

WHEREAS, a Majority in Interest of Investors have consented to this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree that each Note is amended by this Amendment, and all parties agree as follows:

1. Definitions.  For purposes of this Amendment, capitalized terms used herein and not otherwise defined shall have the same meaning as those terms defined in the Notes.

2. Amendment to Notes.

(a) Maturity Date.  Section 1(a) of each Note is hereby amended and restated in its entirety to read as follows:

"(a)    Principal. The Notes are due October 31, 2024."

(b) Interest Rate.  Section 1(b) of each Note is hereby amended and restated in its entirety to read as follows:

"(b)    Interest. The Notes will bear interest from, and including, the date of issue at the rate of 8.00% per annum, payable in arrears on March 1, June 1, September 1 and December 1; provided that the final interest payment period will be a short interest payment period with the last payment falling due on October 31, 2024; provided further that in the event the Company has not caused a registration statement ("Registration Statement") registering the shares of Company common stock issuable upon conversion of this Note (the "Common Stock" and the "Conversion Shares") under the Act, by the date which is 120 days from the date hereof, the Notes will bear interest at a rate of 10.00% per annum from the date of this Note until such time as the Registration Statement is declared effective."

(c) Trading Price.  Section 4 of each Note is hereby amended and restated in its entirety to read as follows:

"(a)    Conversion at the option of the Holder. Investor has the right, at Investor's option, at any time prior to payment in full of the principal amount of this Note or the conversion of this Note in accordance with Section 4(b), to convert, in whole or in part, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into 11,363 fully paid and nonassessable Conversion Shares for each $5,000 aggregate principal amount of Notes then outstanding (the "Conversion Ratio").  Any interest payable in Conversion Shares shall be converted based on the Conversion Ratio or, if a conversion of interest payable based on the Conversion Ratio is not permitted by a stock exchange on which the Conversion Shares are listed, at the option of the Investor, any such interest shall be (i) subject to receipt of any required exchange approval, converted at such other conversion ratio providing for the maximum number of Conversion Shares (not to exceed 11,363 Conversion Shares) for each $5,000 aggregate principal amount of Notes then outstanding permitted in accordance with the rules of such stock exchange, or (ii) payable in cash by the Company.

(b)    Conversion at the Option of the Company. At any time following the date on which the shares of Common Stock trade on the OTCQB or other United States market or exchange at a price of $0.88 or greater for 20 consecutive trading days, the Company may elect to convert the then outstanding principal amount of this Note and any interest payable in Conversion Shares based on the Conversion Ratio."

3. Full Force and Effect.  Except as expressly amended hereby, the terms and conditions of the Notes shall remain in full force and effect.

4. Governing Law.  This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions.

5. Entire Agreement.  This Amendment and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. In the event of a conflict between this Amendment and any Note, this Amendment shall control unless prohibited by applicable law.

(Signature Page Follows)

IN WITNESS WHEREOF, this Amendment No. 1 to 6% Subordinated Convertible Unsecured Promissory Note is hereby executed as of the date first above written.

Company:

INTELGENX TECHNOLOGIES CORP.

By: /s/ Horst G. Zerbe

Name: Dr. Horst G. Zerbe

Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to 6% Subordinated Convertible Unsecured Promissory Note]